Exhibit 10.2

SECOND AMENDMENT TO
OPTION TO PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO OPTION TO PURCHASE AGREEMENT (“Amendment”) is made effective June 25, 2019, by and between PDC TN/FL, LLC, a Delaware limited liability company (the “Developer”), and Nashville Speedway, USA, Inc., a Delaware corporation (the “Owner”).

WITNESSETH

WHEREAS, Owner and Developer entered into that certain Option to Purchase Agreement dated effective September 1, 2017 (the “Agreement”) and that First Amendment to Option to Purchase Agreement dated effective February 8, 2018 (the “First Amendment”) with respect to the Option Property in Lebanon, Wilson County and Rutherford County, Tennessee 37090, as more particularly described therein; and

WHEREAS, Developer and Owner now desire to amend the Agreement in certain respects, including modifications of the real property subject to the Option, the Option Property, the Purchase Price, and the Option Period, all as more particularly hereinafter set forth.

NOW, THEREFORE, in consideration of the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Defined Terms.  Terms defined in the Agreement shall have the same meanings as set forth therein unless modified hereby.  This Amendment supersedes the First Amendment.

2.                                      Survey of Parcels.  Developer, at Developer’s expense, will obtain an updated survey of Parcel 1, Parcel 2 and Parcel 3 as soon as reasonably possible and provide a copy to Owner (the “Survey”).  The Survey will set forth the acreage of each parcel to the hundredth of an acre.  Owner and Developer agree that the Option Property is hereby modified and will consist of the following three parcels:  (1) Parcel 1, the original parcel, as shown on the Survey; (2) Parcel 2 as shown on the Survey; and (3) Parcel 3 as shown on the Survey, as more particularly described in general terms on Exhibit A attached hereto and incorporated herein by reference.

3.                                      Immediate Purchase of Parcel 1 and Parcel 2.   Owner and Developer agree that Developer will acquire, on or before sixty (60) days after the date of this Amendment, a portion of the Option Property known as Parcel 1 for a Purchase Price of $55,000 per acre and Parcel 2 for a Purchase Price of $35,000 per acre.

4.                                      Option Parcel 3.  In connection with Parcel 3, acreage to be determined by the Survey, Developer shall pay to Owner the amount of $500,000 as a deposit which shall be non-refundable (except in the event of default by Owner) and the deposit shall be applicable to the Purchase Price at the Closing.   The deposit will be released to Owner immediately.  The Purchase Price for Parcel 3 shall be $66,685 per acre.

5.                                      Option Period.   Owner and Developer agree that the Option Period is modified and shall terminate on March 1, 2022.

6.                                      Extension of Restrictions on Sale of Remainder Property.  Owner and Developer agree that the restrictions on sale of the Remainder Property as set forth in Section 5 of the Agreement, remain in full force and effect and shall continue through March 1, 2022.

7.                                      Title Insurance Costs.  At the closing of the purchase of any of the Option Property, Owner shall pay the costs of any title search and any owner’s title policy (up to $22,500 in total and pro-rated by acreage of all of the Option Property), and the costs of releasing any monetary liens on the Option Property.

8.                                      Transfer of Sanitary Sewer Capacity.  Owner was previously granted the right to own and use sanitary sewer capacity pursuant to Resolution No. 17-2083, from the City Council of Lebanon and the Ordinance of the City Council of the City of Lebanon, Tennessee No. 00-2059 (the “Sanitary Sewer Rights Documents”).  Owner and CP Logistics Lebanon, LLC (“CP Logistics”), the assignee of Developer, previously entered into a Tap Rights Agreement dated February 22, 2018 (the “Tap Rights Agreement”).  The Tap Rights Agreement granted to CP Logistics the right to use up to 48,022 gallons per day pursuant to the Sanitary Sewer Rights Documents.  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Owner hereby sells, transfers and conveys to CP Logistics all of Owner’s right, title and interest to own and use up to 71,025 gallons per day of sanitary sewer capacity pursuant to the Sanitary Sewer Rights Documents. CP Logistics has executed this Amendment to evidence its acceptance of the transfer of the sanitary sewer rights as set forth herein.

9.                                      Cooperation on Easements.  Owner and Developer agree that the parties will cooperate and execute any easement agreements or modifications necessary and appropriate related to the sale, zoning, and development of the Option Property.

10.                               Confidentiality; No Recording.  To the extent permitted by law, Owner and Developer agree not to make any public disclosure of the existence of the Agreement or any terms therein unless required to do so by court order or other applicable law and to maintain the confidentiality of the Agreement (subject to disclosures required in connection with obtaining zoning approvals, site plan approvals, utilities services, or other such development, acquisition or funding activities).  Owner and Developer agree that neither will record the Agreement or a memorandum of agreement (or other similar document).  Owner may disclose the material terms of the Agreement in its filings with the Securities Exchange Commission, and may file the Agreement, the Amendment and Exhibits.

11.                               Agreement Remains in Effect.  Subject to the modifications set forth in this Amendment, the Agreement remains in full force and effect.  Should Owner default on the sale of Parcels 1 and 2 as described in Section 3, the deposit referenced in Section 4 shall be immediately refunded to Developer, this Amendment shall be void and Developer may pursue its rights and remedies under the Agreement.

12.                               Counterparts.  This Amendment may be executed in one or more counterparts.  All such counterparts, when taken together, shall comprise the fully executed agreement.  This Amendment may also be executed by delivery by facsimile or e-mail of an executed counterpart of this Amendment.  The parties hereto agree that the signature of any party transmitted by facsimile or e-mail with confirmation of transmission shall have binding effect as though such signature were delivered as an original.

SIGNATURES ON FOLLOWING PAGE.

SIGNATURE PAGE TO SECOND AMENDMENT TO OPTION TO PURCHASE AGREEMENT.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed for the purposes set forth above.

OWNER:	NASHVILLE SPEEDWAY, USA, INC.,
a Delaware corporation

	By:	/s/ Klaus Belohoubek
Klaus Belohoubek,
Senior Vice President —General Counsel

DEVELOPER:	PDC TN/FL LLC,
a Delaware limited liability company

	By:	/s/ Whitfield Hamilton
Whitfield Hamilton, Local Partner

CP LOGISTICS:	CP LOGISTICS LEBANON, LLC,
(executing solely to evidence its	a Delaware limited liability company
agreement to Section 8 herein)
	By:	CP Logistics Platform, LLC,
a Delaware limited liability company,
its sole Member

		By:	Panattoni CLP, LLC,
a Delaware limited liability company,
Its Administrator

			By:	Panattoni CLP Operator, LLC,
a Delaware limited liability company,
its Manager

				By:	/s/ Bill Bullen

			Name:	Bill Bullen
			Its:	Vice President

EXHIBIT A